Exhibit 99.1
EXECUTION VERSION

COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”) dated as of July 29, 2016 is by and between JANA Partners LLC (“JANA”) and Harris Corporation (the “Company”).
WHEREAS, the Company and JANA have engaged in discussion concerning the Company’s business;
WHEREAS, JANA has informed the Company that it beneficially owns 2,420,000 shares of the common stock, par value $1.00 per share, of the Company (the “Common Stock”), which represents approximately 1.9% of the issued and outstanding shares of Common Stock;
WHEREAS, the Company and JANA have determined to come to an agreement regarding the appointment of the First Director (as defined below) to the Company’s Board of Directors (the “Board”) and to the subsequent nomination of the First Director and the Second Director (as defined below) at the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) and certain other matters as set forth herein.
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Selection, Appointment and Nomination of New Directors.
(a)    The Company and the JANA shall cooperate in good faith to identify two individuals mutually acceptable to the Company and JANA to be added to the Board as provided below (each a “New Director”). The Company and JANA shall cooperate in good faith to identify the New Directors as promptly as practicable following the date hereof and in any event prior to September 8, 2016. Each New Director shall (A) be independent of JANA and the JANA Affiliates (as defined below) and (B) qualify as an independent director of the Company under the listing rules of the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards.
(b)    The Company agrees that in accordance with the Company’s Restated Certificate of Incorporation and by-laws, Delaware law and this Agreement, following the identification of the New Directors by the Company and JANA, the Board shall appoint (i) one New Director (the “First Director”) to serve as a director effective as promptly as practicable (and in any event within five business days) following the identification of such First Director and (ii) the Company shall include the First Director and the other New Director (the “Second Director”) (other than in the case of the refusal or inability of any such person to serve, in which case the Board shall include the substitute chosen in accordance with Section 1(e)) as nominees to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2016 Annual Meeting and shall use its reasonable best efforts (which shall include the solicitation of proxies) to obtain the election of the New Directors at the 2016 Annual Meeting (it being understood that such efforts shall not be less than the efforts used by the Company to obtain the election of any other independent director nominee nominated by it to serve as a director at the 2016 Annual Meeting). The Board will consider in good faith any candidates proposed by JANA as a possible New Director and JANA will consider in good faith any candidates proposed by the Company as a possible New Director.
(c)    As a condition to each New Director’s appointment to the Board and/or any subsequent nomination for election as a director of the Company at the 2016 Annual Meeting, as applicable, such New Director shall have provided to the Company a completed D&O Questionnaire in the form provided by the Company and an executed irrevocable resignation as director in the form attached hereto as Exhibit A (the “Irrevocable Resignation Letter”). As a further condition to the each New Director’s nomination for election as a director of the Company at the 2016 Annual Meeting, JANA shall (or shall cause such New Director to), as promptly as practicable upon request of the Company, provide (i) executed consents from the New Directors to be named as a nominee in the Company’s proxy statement for the 2016 Annual Meeting and to serve as a director if so elected, in the form provided to JANA by the Company prior to the execution of this Agreement, (ii) any information required to be or customarily disclosed for all applicable directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, (iii) information in connection with assessing eligibility, independence and other criteria applicable to all applicable directors or satisfying compliance and legal obligations, (iv) such written consents of each New Director as may be necessary for the conduct of the Company’s standard vetting procedures applicable to all directors, and (v) such other information as reasonably requested by the Company from time to time with respect to JANA or the New Directors.
(d)    At all times while serving as a member of the Board, each New Director shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members, including the Company’s Corporate Governance Guidelines, Code of Conduct, Policy and Procedures with respect to Related Person Transactions and Director Independence Standards, provided that no provision of any such document shall be deemed to be violated by any communication permitted by this Agreement pursuant to the last sentence of Section 2(a). Each New Director shall receive the Company’s customary new director orientation program.
(e)    If, during the Standstill Period (as defined below), (i) either New Director or both New Directors resign (including by reason of a change in principal business occupation or position or service on additional boards), or refuse to serve, or either New Director or both New Directors are unable to serve due to death or disability, in each case provided that each such New Director is otherwise then entitled to be appointed or serve, as applicable, as a director of the Company pursuant to this Agreement and (ii) JANA (together with the JANA Affiliates) has not ceased to own, control or otherwise have any beneficial or other ownership interest in at least 1.5% of the outstanding shares of Common Stock (the “Minimum Threshold”), then, subject to the last sentence of Section 1(b), the

Company and JANA shall select (consistent with the standards and process for selecting the New Directors pursuant to Section 1(a) and 1(b)) a mutually acceptable replacement director or directors, as applicable, who shall (A) be independent of JANA and the JANA Affiliates, (B) qualify as an independent director of the Company under the listing rules of NYSE and the Company’s Director Independence Standards (as in effect as of the date hereof and as amended to comply with changes in applicable law, regulation or listing standards) and (C) provide the items required to be provided by each New Director pursuant to Section 1(c), and thereafter such individual or individuals, as applicable, shall be considered to be the “First Director” or “Second Director,” as applicable, under this Agreement. JANA shall promptly notify the Company in the event JANA (together with the JANA Affiliates) ceases to own, control or otherwise have any beneficial or other ownership interest in the Minimum Threshold.
(f)    Notwithstanding anything to the contrary in this Agreement, the Company’s obligations under this Agreement shall terminate immediately, and each of the New Directors shall promptly offer to resign from the Board and any committee thereof (and, if requested by the Company, promptly deliver their written resignations to the Board (which shall provide for their immediate resignations) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignations), and the Company shall have no further obligation with respect to the New Directors under this Section 1, if JANA ceases to comply with or breaches any of the terms of this Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by JANA of written notice from the Company specifying such material breach or failure, or, if executed, the Confidentiality Agreement (as defined below) in any material respect. In furtherance of this Section 1(f), each of the New Directors has, concurrently with the execution of this Agreement, executed the Irrevocable Resignation Letter and delivered it to the Company.
(g)    The Company agrees that in accordance with the Company’s Restated Certificate of Incorporation and by-laws and Delaware law, the Board shall:
(i)    immediately prior to the selection and appointment of the First Director pursuant to Section 1(b), increase the size of the Board from twelve (12) directors to thirteen (13) directors in order to facilitate the appointment of the First Director;
(ii)    nominate no more than twelve (12) individuals for election at the 2016 Annual Meeting, including the First Director and the Second Director (if the First Director and the Second Director are so nominated pursuant to this Agreement); and
(iii)    until the end of the Standstill Period, not increase the size of the Board or fill any vacancies if doing so would result in the Board having a number of members in excess of (A) thirteen (13) directors prior to the 2016 Annual Meeting or (B) twelve (12) directors following the 2016 Annual Meeting.
(h)    If so requested by JANA, the Board shall appoint each New Director to two (2) committees of the Board out of the Finance Committee, Audit Committee,

Management Development and Compensation Committee, Governance and Corporate Responsibility Committee and Ad-Hoc Technology Committee (as selected by the Board in its sole discretion), subject, in each case, to the agreement of the applicable New Director and the qualification requirements of each applicable committee (with such appointments to be effective no earlier than the Board’s next regularly scheduled Board meeting following such request by JANA after the appointment or election, as applicable, of the applicable New Director). If, during the Standstill Period, the Board forms a committee for the purpose of considering an Extraordinary Transaction or other strategic alternatives, or delegates to a committee the consideration of an Extraordinary Transaction or other strategic alternatives, the Board shall appoint at least one New Director to such committee (if no New Director is then a member of such Committee), subject to the agreement of the applicable New Director.
(i)    JANA acknowledges that the First Director and the Second Director shall have all of the rights and obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents while such First Director and the Second Director are serving on the Board.
2.    Standstill.
(a)    JANA agrees that, during the Standstill Period (as defined below), (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the First Director or the Second Director), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act of 1934 (the “Exchange Act”) provided that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”) (collectively (with JANA) and individually, the “JANA Affiliates”), not to, directly or indirectly, in any manner, alone or in concert with others:
(i)    make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person other than any JANA Affiliate with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), except in all cases as expressly permitted by this Agreement;
(ii)    form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act)

with any persons (excluding, for the avoidance of doubt, any group composed solely of JANA and JANA Affiliates) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent or other authority to vote), except as expressly set forth in this Agreement;
(iii)    acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in JANA (together with the JANA Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in 10% or more of Common Stock outstanding at such time; provided that nothing herein will require Common Stock to be sold to the extent that JANA and the JANA Affiliates, collectively, exceed the ownership limit under this clause (iii) as the result of a share repurchase or similar Company action that reduces the number of outstanding shares of Common Stock;
(iv)    other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by JANA or any JANA Affiliate to any person or entity not a party to this Agreement (a “Third Party”) that, to JANA’s or the JANA Affiliate’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its affiliates and associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;
(v)    effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, scheme of arrangement, plan of arrangement or other business combination involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”), or encourage, initiate or support any other third party in any such activity; provided, however, that this clause (v) shall not preclude the tender (or action not to tender) by JANA or a JANA Affiliate of any securities of the Company into any tender or exchange offer or vote for or against any transaction by JANA or a JANA Affiliate of any securities of the Company with respect to any Extraordinary Transaction;
(vi)    engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad based market basket or index)) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;
(vii)    (A) call or request the calling of any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) present at any annual meeting or any special meeting of the Company’s stockholders, or (G) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;
(viii)    except as set forth herein, take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s Restated Certificate of Incorporation or the by-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(ix)    make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the Company or Affiliates thereof or any of their respective current or former officers, directors or employees, provided that JANA will, subject to the Confidentiality Agreement if executed, be permitted to make objective statements that reflect JANA’s view, as a stockholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement;
(x)    make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement, provided that JANA will, subject to the Confidentiality Agreement, if executed, be permitted to make objective statements that reflect JANA’s view, as a stockholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement;
(xi)    enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;
(xii)    institute, solicit, assist or join, as a party, any litigation, arbitration or other proceedings against or involving the Company or any of its current or former directors or officers (including derivative actions), other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Section 8; or
(xiii)    request, directly or indirectly, any amendment or waiver of the foregoing.
The foregoing provisions of this Section 2(a) shall not be deemed to prohibit (and the documents referenced in Section 1(d) including Section IX(b) of the Company’s Corporate Governance Guidelines shall not prohibit) JANA or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately regarding or privately advocating for or against any of the matters described in this Section 2(a) with, or from privately requesting a waiver of any of the foregoing provisions of this Section 2(a) from, the Company’s directors or officers, so long as such communications or requests are in accordance with the Confidentiality Agreement, if executed, and are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests.
(b)    The Company agrees that, during the Standstill Period it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b‑2 promulgated by the SEC under the Exchange Act provided that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”), not to, directly or indirectly, in any manner, alone or in concert with others, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders JANA or the JANA Affiliates or any of their respective current or former Representatives, provided that the Company will be permitted to make objective statements that reflect the Company’s view with respect to factual matters concerning specific acts or determinations of JANA occurring after the date of this Agreement.
(c)    For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership,

limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
(d)    For purposes of this Agreement the term “Standstill Period” means the period commencing on the date hereof and ending on the date that is the earlier of (A) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting of Shareholders and (B) a material breach by the Company of its obligations under this Agreement which is not cured within 15 days after receipt by the Company of written notice from JANA specifying the material breach.
3.    Voting Agreement. During the Standstill Period, JANA shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any JANA Affiliate, to be present for quorum purposes and to be voted, at any annual or special meeting of stockholders (and at any adjournments or postponements thereof), and further agrees that at such meetings it and they shall vote in favor of the First Director, the Second Director and all current directors as of the date of this Agreement nominated by the Board for election at such meetings and further agrees that at such meetings it and they shall vote in accordance with the Board’s recommendations with respect to any other proposal or business that may be the subject of stockholder action at such meetings; provided, however, that, notwithstanding anything herein to the contrary, with respect to (a) a proposal to authorize or approve an Extraordinary Transaction, (b) matters related to the implementation of takeover defenses, or (c) new or amended incentive compensation plans submitted for stockholder approval, JANA and the JANA Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, in the sole discretion of JANA or the JANA Affiliate, as applicable.
4.    Representations of the Company. The Company represents and warrants to JANA as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.
5.    Representations of JANA. JANA represents and warrants to the Company as follows: (a) JANA is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by JANA, constitutes a valid and binding obligation and agreement of JANA and is enforceable against JANA in accordance with its terms; and (c) JANA, together with the JANA Affiliates, beneficially own, directly or indirectly, an aggregate of 2,420,000 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by JANA and the JANA Affiliates or in which JANA or the JANA

Affiliates have any interest or right to acquire or vote, whether through derivative securities, voting agreements or otherwise.
6.    Public Announcement.
(a)    JANA and the Company shall announce this Agreement by means of a joint press release in the form attached hereto as Exhibit B (the “Press Release”) no later than 9:00 a.m., New York City time, on August 2, 2016.
(b)    The Company shall promptly prepare and file a Form 8-K reporting entry into this Agreement and appending or incorporating by reference this Agreement and the Press Release as exhibits thereto.
(c)    None of JANA, the JANA Affiliates, the First Director or the Second Director shall issue a press release in connection with this Agreement or the actions contemplated hereby.
7.    Confidentiality Agreement. The parties hereby agree that, notwithstanding any other provision of this Agreement to the contrary, if so requested by either party and agreed to by the other, JANA may be provided confidential information in accordance with and subject to the terms of a confidentiality agreement in a form to be agreed between the parties (the “Confidentiality Agreement”). JANA acknowledges and agrees that (a) until such time as the Confidentiality Agreement becomes effective, neither JANA nor any of the JANA Affiliates will request to receive (other as set forth in the previous sentence in connection with a request to enter into the Confidentiality Agreement), or knowingly and willingly accept, any confidential information concerning the Company, its subsidiaries or their respective businesses and (b) non-public materials provided to the Board or committees thereof and communications relating thereto shall be deemed confidential information.
8.    Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware, and to require the resignation of the New Directors from the Board following a material breach by such New Director and/or JANA of its or their respective obligations (assuming for this purpose that the New Directors are party to this Agreement) if such material breach, if capable of being cured, has not been cured within 15 days after receipt by JANA of written notice from the Company specifying such material breach, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking or obtaining such relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and the federal and other state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 11 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.    Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.
10.    Entire Agreement; Amendment. This Agreement and the Irrevocable Resignation Letters contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
11.    Notices. All notices, notifications, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:
if to the Company:
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention:    Scott T. Mikuen
Facsimile:     (321) 727-9616

with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:    Scott A. Barshay
Steven J. Williams
Facsimile: (212) 757-3990

if to JANA:
JANA Partners LLC
767 Fifth Avenue, 8th Floor
New York, NY 10153
Attention: Legal Department
with a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention:    Eleazer Klein
    Marc Weingarten
Facsimile: (212) 593-5955
12.    Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
13.    Termination. This Agreement shall terminate upon the expiry of the Standstill Period.
14.    Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.
15.    No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon (other than successors to the parties hereto) or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.
16.    Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.
HARRIS CORPORATION
By: /s/ Scott T. Mikuen
    Name: Scott T. Mikuen
    Title: Senior Vice President, General
Counsel and Secretary

JANA PARTNERS LLC
By: /s/ Charles Penner
    Name: Charles Penner
    Title: Partner and Chief Legal Officer

[Signature Page to the Cooperation Agreement]

EXHIBIT A
FORM OF IRREVOCABLE RESIGNATION
[Date]
Attention: Board of Directors
Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to the Cooperation Agreement, dated as of [___], 2016 (the “Agreement”), by and between Harris Corporation and JANA Partners LLC. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as JANA ceases to comply with or breaches any of the terms of the Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by JANA of written notice from the Company specifying the material breach or failure, or if executed, the Confidentiality Agreement in any material respect, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

[Signature Page Follows]

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This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

By:

    Name:

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EXHIBIT B
FORM OF PRESS RELEASE
[Letterhead]

Privileged and Confidential

FOR IMMEDIATE RELEASE
Contact Information:
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131
Harris Corporation and JANA Partners Reach Agreement
Two New Independent Directors to Join Harris’ Board of Directors

MELBOURNE, Fla., August [ ], 2016 — Harris Corporation (NYSE: HRS) and JANA Partners today announced an agreement for the future appointment of two new mutually agreed independent directors to the Harris Board of Directors. Both individuals will be included in Harris’ slate of directors nominated for election at the company’s 2016 Annual Meeting. JANA is currently one of the company’s top ten largest shareholders.

Commenting on the agreement with JANA, Harris Chairman and CEO William M. Brown said, “We have an ongoing dialog with our shareholders and welcome their input. At Harris, we have a long history of strong corporate governance and are firmly committed to maximizing long-term value for all of our shareholders. We look forward to the contributions that the two new directors will bring to our Board.”

Barry Rosenstein, Managing Partner of JANA, commented, “We believe Harris is a leader in its core businesses and has the potential to unlock significant additional value. We look forward to continuing to work constructively with the company to add new directors who can help the full Board continue to pursue maximum value for all shareholders.”

In connection with this agreement, JANA has agreed to certain standstill, voting and support commitments that are expected to continue until June 2017. The complete agreement between Harris and JANA will be filed on a Form 8-K with the Securities and Exchange Commission.

About Harris Corporation

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Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in about 100 countries and has approximately $7.5 billion in annual revenue and 21,000 employees worldwide. The company is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems, and Critical Networks. Learn more at harris.com.

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Forward-Looking Statements
This press release contains forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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